SUBLEASE

     THIS SUBLEASE ("this Sublease") is entered into this 11 day of August, 1998, by and between INFORMATION SYSTEMS & NETWORKS CORPORATION, tenant of The Vaswani Place Corporation ("the Sublessor"), and STARTEC GLOBAL COMMUNICATIONS CORPORATION (the "Tenant" and/or "Sublessee").

     W I T N E S S E T H:

     WHEREAS, pursuant to that certain lease dated October 27, 1997, The Vaswani Place Corporation leased to Tenant certain space consisting of 27,711 Rentable Square Feet of office space ("the Lease") on the third and fourth floors of Vaswani's office building located at 10411 Motor City Drive, Bethesda, Maryland ("the Building"); and

     WHEREAS, pursuant to the First Amendment to Lease dated May 11, 1998, Landlord leased to Tenant additional space consisting of Nine Thousand Seven Hundred Forty-Three (9,743) Rentable Square Feet in the Building; and

     WHEREAS, Tenant wishes to lease additional space from Sublessor consisting of Nine Thousand (9,000) Rentable Square Feet located on the fifth floor of the Building as depicted on the existing floor plan attached hereto as Exhibit A; and

     WHEREAS, Sublessor is currently leasing the requested office space from Vaswani and is desirous of entering into a sublease with Tenant for the new space on the terms and conditions set forth herein and in the Lease; and

     WHEREAS, the parties hereto are mutually desirous of amending, and modifying the Lease to govern the additional space to be leased to the Tenant; and


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                                        2

     WHEREAS, unless otherwise provided herein, all terms used in this Sublease that were defined in the Lease shall have the meanings provided for in the Lease.

     NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Recitals: The foregoing recitals are intended to be a material part of this Sublease and are incorporated herein by this reference.

     2. Demised Premises: Paragraph 1 of the Lease shall be amended to include an additional Nine Thousand (9,000) Rentable Square Feet so that total Rentable Square Feet being leased to Tenant, whether pursuant to the Lease, First Amendment to Lease, shall total Forty-Six Thousand Four Hundred Fifty-Four (46,454) Rental Square Feet (hereinafter known as "the Demised Premises"). The new space being leased pursuant to this Sublease of Nine Thousand (9,000) Rentable Square Feet shall be known as the "New Subleased Space."

     3. Term: The term of this Sublease for the New Subleased Space shall be one
(1) year commencing on September 1, 1998 and expiring on August 31, 1999 unless extended by agreement of the parties. The term of this Sublease covering 3,000 feet of the New Subleased Space shall commence August 7, 1998.

     4. Rent For New Subleased Space. The parties agree that Tenant shall pay to Sublessor the sum of $23.50 a square foot for the New Subleased Space or Two Hundred Eleven Thousand Five Hundred Dollars ($211,500.00) for the one-year period. Rent shall be paid in advance in equal monthly installments of Seventeen


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                                       3

Thousand Six Hundred Twenty-Five Dollars ($17,625.00). Tenant agrees to pay rent in August, 1998 of Four Thousand Five Hundred Forty-Eight Dollars ($4,548.00) for the 3,000 square feet of the New Subleased Space which will be occupied by Tenant beginning August 7, 1998.

     5. Additional Rent. From and after the commencement of this Sublease, paragraph 5(A)(3) of the Lease shall be amended to increase the percentage therein so as to reflect the percentage which the square footage of the Demised Premises bears to the square footage of the Building.

     6. Additional Parking. Tenant currently is being provided one hundred (100) reserved parking spaces of which fifteen (15) of such reserved parking spaces are underground in Vaswani's ground floor of the Building. It is agreed that Tenant shall be provided at no cost an additional ten (10) reserved parking spaces.

     7. Condition of Subleased Space. Sub-landlord shall lease to Tenant the Subleased Space in its "AS IS" condition, subject to the removal by Sublessor of its property in such space. Any alteration or build-out or improvement of such space by Tenant shall be at its expense, subject to approval of the Sublessor which shall not be unreasonably withheld.

     8. Continuation of Lease and First Amendment to Lease. Except as otherwise provided herein, all of the terms and conditions of the Lease and its First Amendment shall remain in full force and effect.

     IN WITNESS WHEREOF, the respective parties have hereunto set their hands and seals or caused their presence to be duly signed on their behalf the day and year first above appearing.


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                                       4


                                                SUBLESSOR:

WITNESS:                                        INFORMATION SYSTEMS & NETWORKS
                                                CORPORATION

                                                By:
-------------------------------------              -----------------------------
                                                   Roma Malkani, President & CEO

                                                TENANT:

WITNESS:                                        STARTEC GLOBAL COMMUNICATIONS
                                                CORPORATION

By:                                             By: /s/Ram Makunda*
   ---------------------------------               -----------------------------
Title:                                              Ram Makunda, President & CEO
      ------------------------------                         8/11/98
                                                       (*valid for 48 hours)